                                                                    Exhibit 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83068 dated August 16, 1994 and No. 333-36390 dated May 5, 2000)
pertaining to The 1993 Incentive Plan of Fuel Tech N.V. of our report dated February 22, 2002, except for Note 8 as to which the date is March 7, 2002, with respect to the consolidated financial statements of Fuel Tech N.V. included in this Annual Report on Form 10-K for the year ended December 31, 2001.


                                              Ernst & Young LLP


Chicago, Illinois
March 25, 2002